Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ameri Holdings, Inc.

Suwanee, Georgia

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 25, 2020, relating to the audited condensed consolidated financial statements of Ameri Holdings, Inc. appearing in the Annual Report on Form 10-K of Ameri Holdings, Inc. for the year ended December 31, 2019, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Ram Associates

Hamilton, NJ

August 12, 2020